When Recorded, Mail to:

Superior Auto Body and Paint, LLC

3978 West 12600 South

Riverton, UT 84065

SPECIAL WARRANTY DEED

Meier Properties, Series LLC, Grantor, hereby CONVEYS and WARRANTS against all claiming by, through or under to Superior Auto Body and Paint, LLC, Grantee, of:

3978 West 12600 South Riverton, Utah 84096

For the sum of Ten Dollars ($10.00) and other good and valuable consideration, the following tract of land in Salt Lake County, Utah:

LOT 2, RIVERTON CROSSING COMMERCIAL SUBDIVISION, ACCORDING TO THE OFFICIAL PLAT THEREOF RECORDED IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER, STATE OF UTAH

Serial Number 27-29-351-009

Subject to easements, restrictions and rights of way of record.

Witness the hands of said grantor, February 9, 2017

Signed in the presence of:	MEIER PROPERTIES, SERIES LLC

/s/ Annette D. Meier
Annette D. Meier, Manager

STATE OF UTAH

COUNTY OF Salt Lake

On the 9th day of February, 2017, personally appeared before me, Annette D. Meier, Manager, known to me to be a manager or designated agent of Meier Properties, Series LLC, the limited liability company that executed the instrument and acknowledged the instrument to be the free and voluntary act and deed of the limited liability company, by authority of statute, its articles of organization or its operating agreement, for the uses and purposes therein mentioned, and on oath state that she, Annette Meier is authorized to execute this instrument and in fact executed the instrument on behalf of the limited liability company.

/s/ Laura L. Lee
Notary Public